                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
          (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 7, 1997)

                                     PROSPECTUS NUMBER: 1647



                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $50,000,000


CUSIP NUMBER:           59018SZV9


ORIGINAL ISSUE DATE:    February 9, 1998


STATED MATURITY DATE:   February 9, 1999


INTEREST CALCULATION:   Regular Floating Rate Note


DAY COUNT CONVENTION:   Actual/360


INTEREST RATE BASIS:    LIBOR


INDEX MATURITY:         One Month


SPREAD:                 -0.050%


INITIAL INTEREST RATE:  5.575


MINIMUM INTEREST RATE:  Not Applicable


MAXIMUM INTEREST RATE:  Not Applicable


SPREAD MULTIPLIER:      Not Applicable


INTEREST RESET DATES:   Monthly on the 9th of each month, commencing March 9, 1998 through the
                        Maturity Date; subject to modified following business day convention.


INTEREST PAYMENT DATES: Monthly on the 9th of each month, commencing March 9, 1998 through the
                        Maturity Date; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  February 4, 1998

